For the fiscal year ended September 30, 2004.
File number 811-06677
Dryden Index Series Fund

JennisonDryden Mutual Funds
Strategic Partners Mutual Funds

Supplement dated September 13, 2004

The following information replaces the indicated subsection of the Statement of
Additional Information (SAI) entitled "Purchase, Redemption and Pricing of Fund Shares ?
Reduction and Waiver of the Initial Sales Charge--Class A
Shares -- Other Waivers":

Class A shares may be purchased at NAV, without the initial
sales charge, through the
Distributor or Transfer Agent, by:

*	investors in Individual Retirement Accounts, provided
that (a) the purchase is
made either from a directed rollover to such Individual Retirement Account or with the proceeds of a tax-free rollover of assets from a Benefit Plan for which Prudential Retirement (the institutional Benefit Plan recordkeeping entity of Prudential) provides administrative or recordkeeping services, in each case provided that such purchase is made within 60 days of receipt of the
Benefit Plan distribution, or (b) recordkeeping for the Individual Retirement
Account is performed by Prudential Retirement as part of its "Rollover IRA" program (regardless of whether or not the assets of the Individual Retirement
Account consist of proceeds of a tax-free rollover of assets from a Benefit
Plan described in (a) above)."

	Listed below are the names of the JennisonDryden and Strategic Partners Mutual
Funds and the dates of the SAIs to which this Supplement relates.

Name of Fund					   SAI Date

Dryden Government Income Fund, Inc. 	       April 30, 2004
Dryden Municipal Bond Fund		           June 29, 2004
	High Income Series
	Insured Series
Dryden California Municipal Fund		October 31, 2003
	California Series
	California Income Series
	California Money Market Series
Dryden High Yield Fund, Inc.		      February 27, 2004
Dryden Municipal Series Fund			October 31, 2003
	Florida Series
	New Jersey Series
	New Jersey Money Market Series
	New York Series
	New York Money Market Series
	Pennsylvania Series
Dryden National Municipals Fund, Inc. 		February 27, 2004
Dryden Short-Term Bond Fund, Inc. 		April 30, 2004
	Dryden Short-Term Corporate Bond Fund
	Dryden Ultra-Short Bond Fund
Dryden Total Return Bond Fund, Inc.		February 27, 2004
Nicholas-Applegate Fund, Inc. 			February 27, 2004
Dryden Global Total Return Fund, Inc.		March 1, 2004
Dryden Index Series Fund			November 25, 2003
	Dryden Stock Index Fund
Dryden Tax-Managed Funds			January 30, 2004
         Dryden Large-Cap Core Equity Fund
Dryden Small-Cap Core Equity Fund, Inc. 	January 30, 2004
Jennison 20/20 Focus Fund				May 28, 2004
Jennison Natural Resources Fund, Inc. 		July 28, 2004
Jennison Sector Funds, Inc.
         Jennison Financial Services Fund	February 2, 2004
	Jennison Health Sciences Fund
	Jennison Technology Fund
	Jennison Utility Fund
Jennison Small Company Fund, Inc. 			May 3, 2004
Jennison U.S. Emerging Growth Fund, Inc. 	February 2, 2004
Jennison Value Fund					January 30, 2004
The Prudential Investment Portfolios, Inc.
         Jennison Equity Opportunity Fund		December 3, 2003
	Jennison Growth Fund				December 3, 2003
	Dryden Active Allocation Fund			December 3, 2003
	JennisonDryden Conservative Allocation Fund	February 17, 2004
	JennisonDryden Moderate Allocation Fund		February 17, 2004
	JennisonDryden Growth Allocation Fund		February 17, 2004
Strategic Partners Equity Fund, Inc. 			February 25, 2004
Prudential World Fund, Inc. 				January 29, 2004
	Dryden International Equity Fund
	Jennison Global Growth Fund
	Strategic Partners International Value Fund
Strategic Partners Real Estate Securities Fund		May 28, 2004
Strategic Partners Asset Allocation Funds		October 2, 2003
	Strategic Partners Conservative Growth Fund
	Strategic Partners Moderate Growth Fund
	Strategic Partners High Growth Fund
Strategic Partners Style Specific Funds			October 2, 2003
	Strategic Partners Large Cap Growth Fund
	Strategic Partners Large Cap Value Fund
	Strategic Partners Small Cap Growth Fund
	Strategic Partners Small Cap Value Fund
	Strategic Partners Total Return Bond Fund
Strategic Partners Opportunity Funds			June 30, 2004
	Strategic Partners Focused Growth Fund
	Strategic Partners New Era Growth Fund
	Strategic Partners Focused Value Fund
	Strategic Partners Mid Cap Value Fund
Strategic Partners Mutual Funds, Inc.			March 1, 2004
Strategic Partners International Growth Fund
Strategic Partners Small Cap Growth Opportunity Fund
Strategic Partners Managed Small Cap Growth Fund
Strategic Partners Small Company Fund
Strategic Partners Mid Cap Growth Fund
Strategic Partners Relative Value Fund
Strategic Partners Technology Fund
Strategic Partners Health Sciences Fund
Strategic Partners Managed OTC Fund
Strategic Partners Capital Growth Fund
Strategic Partners Concentrated Growth
Strategic Partners Managed Large Cap Growth Fund
Strategic Partners Core Value Fund
Strategic Partners Managed Index 500 Fund
Strategic Partners Equity Income Fund
Strategic Partners Growth with Income Fund
Strategic Partners Capital Income Fund
Strategic Partners Balanced Fund
Strategic Partners High Yield Bond Fund
Strategic Partners Bond Fund
Strategic Partners Money Market Fund


MF2004C5









T:\CLUSTER 1\N-SAR\Index\11-04\77D2.doc